Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of Kinder Morgan, Inc. (formerly known as Kinder Morgan Holdco LLC) of our report dated March 1, 2011 relating to the consolidated financial statements of Kinder Morgan, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 2, 2012